Exhibit 10.11

2010 Stock Option Grant - Employees

AUTHENTEC, INC.

NONSTATUTORY STOCK OPTION AWARD CERTIFICATE

Non-transferable

G R A N T   T O

_______________________________
(“Optionee”)

the right to purchase from Authentec, Inc. (the “Company”)

___________ shares of its common stock, $0.01 par value, at the price of $1.88 per share (the “Option”)

pursuant to and subject to the provisions of the Authentec, Inc. 2010 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages (the “Terms and Conditions”).  By accepting the Option, Optionee shall be deemed to have agreed to the Terms and Conditions set forth in this Award Certificate and the Plan.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Unless vesting is accelerated as provided in Section 1 of the Terms and Conditions, the Option shall vest (become exercisable) as to 25% of the underlying Option Shares on the first anniversary of the Initial Vesting Date, and thereafter shall vest as to 6.25% of the underlying Option Shares on a quarterly basis through the fourth anniversary of the Initial Vesting Date, provided in each case that Optionee remains in Continuous Service on each applicable vesting date.

IN WITNESS WHEREOF, Authentec, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be duly executed.

AUTHENTEC, INC.

By:  ___________________________
Its:  Authorized Officer

I acknowledge that I have carefully read the attached Terms and Conditions and agree to be bound by all of such provisions.
_____________________________    _______________________
Grantee                                                             Date
Grant Date: Initial Vesting Date: ________ (Employment Start Date for New Hires)

TERMS AND CONDITIONS

1.  Vesting of Option.  The Option shall vest (become exercisable) in accordance with the schedule shown on the cover page of this Award Certificate.  Notwithstanding the foregoing vesting schedule, (i) the Option shall become fully vested and exercisable immediately upon a Change in Control if the Option is not assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, and (ii) If the Option is assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control, and within one year after the Change in Control Optionee’s employment is terminated without Cause or, if Optionee has an employment or similar agreement in which Optionee is permitted to resign for Good Reason, Optionee resigns for Good Reason, then the Option shall become vested and exercisable with respect to the percent of Option Shares that would otherwise have become vested and exercisable based on Optionee’s continued employment within 24 months following the effective time of the Change in Control.

2.  Term of Option and Limitations on Right to Exercise.  The term of the Option will be for a period of ten years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the “Expiration Date”).  To the extent not previously exercised, the vested Option will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

(a) 90 days after the date of termination of Optionee’s Continuous Service for any reason other than (i) for Cause, or (ii) by reason of Optionee’s death or Disability.

(b) Twelve (12) months after the date of termination of Optionee’s Continuous Service by reason of Optionee’s Disability.

(c) Twelve (12) months after the date of Optionee’s death, if Optionee dies while employed, or during the 90 day period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Option otherwise expires.

(d) Immediately upon the date of termination of Optionee’s Continuous Service by the Company for Cause.

If Optionee or his or her beneficiary exercises an Option after termination of service, the Option may be exercised only with respect to the Shares that were otherwise vested on Optionee’s termination of service, including Option Shares vested by acceleration under Section 1.

3.  Exercise of Option.  The Option shall be exercised by (a) written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time and (b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a broker-assisted cashless exercise, as described below).  If the person exercising an Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option.  Payment for such Shares shall be (a) in cash, (b) by delivery (actual or by attestation) of Shares previously acquired by the purchaser, (c) by withholding of Shares from the Option, or (d) any combination thereof, for the number of Shares specified in such written notice.  The value of Shares surrendered or withheld for this purpose shall be the Fair Market Value as of the last trading day immediately prior to the exercise date.  To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and any limitations as may be applied from time to time by the Committee (which need not be uniform), the Option may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the Option Shares on behalf of Optionee and delivers cash sales proceeds to the Company in payment of the exercise price.

4.  Withholding.  The Company or any employer Affiliate has the authority and the right to deduct or withhold, or require Optionee to remit to the employer, an amount sufficient to satisfy federal, state, local and foreign taxes (including Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Option.  The withholding requirement may be satisfied, in whole or in part, by withholding from the Option Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as such officer establishes.  The obligations of the Company under this Award Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Optionee.

5.  Limitation of Rights.  The Option does not confer to Optionee or Optionee’s beneficiary designated pursuant to the Plan any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Option.  Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Optionee’s service at any time, nor confer upon Optionee any right to continue in the service of the Company or any Affiliate.

6.  Restrictions on Transfer and Pledge.  No right or interest of Optionee in the Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Optionee to any other party other than the Company or an Affiliate.  The Option is not assignable or transferable by Optionee other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers.  The Option may be exercised during the lifetime of Optionee only by Optionee or any permitted transferee.

7.  Restrictions on Issuance of Shares.  If at any time the Committee or the Board shall determine in its discretion, that registration, listing or qualification of the Shares covered by the Option upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board.

8.  Plan Controls.  The terms contained in the Plan are incorporated into and made a part of this Award Certificate and this Award Certificate shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative.

9.  Successors.  This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.

10.  Notice.  Notices hereunder must be in writing, delivered personally or sent by registered or certified U.S. mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to Authentec, Inc. 100 Rialto Place, Suite 100, Melbourne, Florida 32901; Attn: Secretary,

or any other address designated by the Company in a written notice to Optionee.  Notices to Optionee will be directed to the address of Optionee then currently on file with the Company, or at any other address given by Optionee in a written notice to the Company.

11.  Market Stand-Off Agreement.  You agree that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, you, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (The “Market Stand-Off Period”), except as part of such underwritten registration if otherwise permitted.  In addition, you agree to execute any further letters, agreements and/or other documents requested by the Company or its underwriters that are consistent with terms of this Section 12.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Stand-Off Period.

   12.  Noncompetition and Nonsolicitation.

(a)  During Optionee’s employment with the Company and for twelve (12) months after termination thereof, whether with or without cause, Optionee will not directly or indirectly (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly-held company), engage in any business activity that directly competes with the kind or type of products or services developed or being developed, produced, marketed, distributed, planned, furnished or sold by the Company; (ii) recruit, solicit or induce, or attempt to induce, any employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or (iii) solicit, divert, reduce, take away, or attempt to divert, reduce or take away, the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished or sold by the Company) of any of the Company’s clients, customers, or accounts, or prospective clients, customers or accounts, that were contacted, solicited or served by Optionee while employed by the Company.

          (b)  Optionee acknowledges that the covenant in Section 12(a) has a unique, very substantial and immeasurable value to the Company.  Optionee acknowledges and agrees that the products and services developed by the Company are or are intended to be marketed and licensed to customers worldwide. Optionee further acknowledges and agrees to the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time which are a part of said covenant.  Optionee also acknowledges and agrees that this covenant will not prevent Optionee from becoming gainfully employed, or otherwise earning a livelihood following termination of Optionee’s employment with the Company.

13. General

It is the intention of the parties hereto that the provisions of this Award Certificate shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Award Certificate, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions. No delay or failure to take action under this Award Certificate will constitute a waiver by the Company unless expressly waived in writing by a duly authorized representative of the Company.